UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 9, 2011

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As we have previously announced, we are conducting a search for an additional member of our board of directors with the intention of appointing the new director as soon as practicable.  We intend that our new director will not only satisfy the independence requirements under the Nasdaq listing requirements but will have no material connection to PTC (that is, no material financial, personal, business, or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being appointed to the Board.

Effective with our 2011 Annual Meeting of Stockholders that occurred on March 9, 2011, we have equal numbers of independent and non-independent directors.  Although we have two management directors and four non-management directors, one of our non-management directors, Professor Michael Porter, is not considered “independent” because he consults with our executives on strategic matters and participates in executive management seminars that we sponsor for customers.

On March 9, 2011, we notified The NASDAQ Stock Market that we do not comply with NASDAQ Rule 5605(b), which requires that a majority of the members of our Board of Directors be “independent directors,” as defined in the NASDAQ rules.  Under Rule 5605(b), we have until the earlier of the first anniversary of the 2011 Annual Meeting or the 2012 Annual Meeting to regain compliance.

The NASDAQ notice has no effect on the listing of our common stock at this time.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment to 2000 Equity Incentive Plan

On March 9, 2011, at the 2011 Annual Meeting of Stockholders, PTC stockholders approved an amendment to PTC’s 2000 Equity Incentive Plan (2000 EIP) increasing by 4,500,000 the number of shares available for issuance under the 2000 EIP to 26,800,000.  All other terms and conditions of the 2000 EIP remained the same.

The 2000 EIP provides for grants of stock options, stock, restricted stock, restricted stock units and stock appreciation rights to employees (including our executive officers), directors and consultants capable of contributing to the success of PTC.  This description of the 2000 EIP is qualified in its entirety by the full text of 2000 EIP, which is filed as Exhibit 10.1 and incorporated into this description by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

An Annual Meeting of Stockholders was held on March 9, 2011.  Six proposals were before the meeting:

•	Election of one Class III director to serve until the 2014 Annual Meeting;

•
Approval of an increase in the number of shares available for issuance under our 2000 Equity Incentive Plan, increasing by 4,500,000 the number of shares available for issuance to 26,800,000 under such plan.

•	Approval of the performance goals under the 2000 Equity Incentive Plan for the purposes of Section 162(m) of the Internal Revenue Code;

•	Advisory vote to approve the compensation of our named executive officers;

•	Advisory vote to indicate the preference for the frequency of the advisory vote on the compensation of our named executive officers; and

•	Confirmation of the selection of PricewaterhouseCoopers LLP as PTC’s independent registered public accounting firm for the 2011 fiscal year.

The votes with respect to the proposals are set forth below.

Elect One Class III Director to Serve until the 2014 Annual Meeting
	For	Withheld	Broker Non-Votes
C. Richard Harrison	95,018,194	5,326,170	5,775,554

Approve the Increase in the Number of Shares Available for Issuance under the 2000 Equity Incentive Plan
For	Against	Abstain	Broker Non-Votes
74,710,903	25,110,946	522,515	5,775,554

Approve the Performance Goals under the 2000 Equity Incentive Plan
For	Against	Abstain	Broker Non-Votes
95,658,039	4,212,746	473,579	5,775,554

Advisory Vote on the Compensation of Our Named Executive Officers
For	Against	Abstain	Broker Non-Votes
77,470,662	22,504,275	369,427	5,775,554

Advisory Vote on the Frequency of the Advisory Vote on the Compensation of Our Named Executive Officers
1 Year	2 Years	3 Years	Abstain
88,160,101	147,480	11,672,467	364,316

Confirm the Selection of PricewaterhouseCoopers LLP as PTC’s Independent Registered Public Accounting Firm for the 2011 Fiscal Year
For	Against	Abstain	Broker Non-Votes
102,398,874	3,697,775	23,268	--

PTC to Hold an Annual Vote on the Compensation of Named Executive Officers

In accordance with the Board of Directors’ recommendation that PTC hold an annual vote on the compensation of our named executive officers, the stockholders indicated by a majority of votes cast that they would prefer an annual vote on the compensation of our named executive officers.  Accordingly, PTC will hold an annual vote on the compensation of our named executive officers until the next required vote on the frequency of the vote on the compensation of our named executive officers.

Section 9 - Financial Statements and Exhibits

Item 9.01.                   Financial Statements and Exhibits.

(d)           Exhibits.

10.1	2000 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: March 15, 2011	By:	/s/Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary